Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Board of Directors of Dreams, Inc.:

We hereby consent to the use in this registration statement of Dreams, Inc., on Form S-3, of our report dated April 14, 2009, on the consolidated financial statements of Dreams, Inc., as of, and for the years ended, December 31, 2008, and December 31, 2007.

/s/ Friedman, Cohen, Taubman & Company, LLC

Friedman, Cohen, Taubman & Company, LLC

June 24, 2010

Plantation, Florida